Exhibit 10.6

PROMISSORY NOTE

$34,300,000.00    January 29, 2016

1.
PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned, HINES GLOBAL REIT II 891 CORONADO LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), at Minneapolis Loan Center, 608 2nd Ave. S., 11th Floor, MAC: N9303-110, Minneapolis, MN 55402, Attn: Disbursement Administrator, Ref: Loan No. 1015580, or at such other place as may be designated in writing by Lender, the principal sum of Thirty-Four Million Three Hundred Thousand Dollars ($34,300,000.00) or so much thereof as may from time to time be owing under this Promissory Note ("Note") by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Interest Rate Agreement attached hereto as Exhibit A and an Interest Rate Notice described on Exhibit B attached hereto (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

2.
Defined Terms. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings attributed to such terms in the Loan Agreement. Various terms not otherwise defined herein are defined and described as follows:

"Loan Agreement" is that certain Loan Agreement dated of even date herewith between Borrower and Lender, as amended from time to time as provided therein.
"Loan Documents" are the documents defined as such in the Loan Agreement.

3.	INTEREST PAYMENTS. Interest accrued on this Note shall be due and payable on the first (1st) Business Day of each month commencing with the first (1st) month after the date of this Note ("Due Date").

4.
MATURITY DATE. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

5.	SECURED BY SECURITY INSTRUMENT. This Note is secured by, among other things, the Security Instrument and the other Loan Documents.

6.
LATE CHARGE. If any interest or principal payment required hereunder is not received by Lender on or before the fifteenth (15th) calendar day following the first (1st) Business Day of the month (regardless of whether the fifteenth (15th) day falls on a Saturday, Sunday or legal holiday) in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to five percent (5%) of the amount of such unpaid payment ("Late Charge"); provided the Late Charge shall not apply to the amounts owing on the Maturity Date or owed after maturity of this Note, whether by acceleration or otherwise.

7.
PREPAYMENT. Borrower may not prepay this Note, in whole or part, prior to eighteen (18) months after the Effective Date ("Prepayment Lockout Expiration Date"), except in connection with (a) the sale of the Property to a person or entity that is not an Affiliate of Guarantor, or (b) prepayment

LOAN NO. 1015580

with casualty or condemnation proceeds. On or after the Prepayment Lockout Expiration Date, Borrower may prepay this Note, whether voluntary, mandatory, upon acceleration or otherwise, in its entirety or in part, upon prior written notice to Lender as specified below.
As a condition to any prepayment, Borrower must give prior written notice to Lender not less than thirty (30) days prior to the scheduled payment date upon which the prepayment shall be made, which notice Borrower may revoke or amend at any time.
Borrower acknowledges that any prepayment of the Loan shall cause Lender to lose its interest rate yield on the Loan and may cause Lender to have to reinvest the prepaid amount in loans with a lesser yield (including, without limitation, possibly in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower understands and agrees that the foregoing terms and conditions of prepayment are an integral part of the consideration for Lender making the Loan.

8.
DEFAULT RATE. From and after the Maturity Date, or during a Default, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to five percent (5%) in excess of the interest rate otherwise accruing under this Note ("Default Rate").

9.
ACCELERATION. Upon the occurrence of any Default, THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any Loan Document provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that Loan Document.

10.	MISCELLANEOUS.

10.1
Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Lender at the address and in the manner provided for in the Loan Agreement, except as otherwise provided herein.

10.2	Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY HAS WAIVED ANY RIGHT TO TRIAL BY JURY PURSUANT TO A WAIVER IN THE LOAN AGREEMENT.

10.3
Waiver. Except as otherwise expressly provided in the Loan Documents, Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

10.4	Time. Time is of the essence of each and every term herein.

10.5
Governing Law and Consent to Jurisdiction. This Note and any claim, controversy or dispute arising under or related to this Note, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to any conflicts of law principles, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Texas having proper venue and also consent to service of process by any means authorized by the State of Texas or federal law.

LOAN NO. 1015580

10.6
Commercial Use; Maximum Rate Permitted By Law. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

10.7
Lender's Damages. Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender's right to compel prompt performance.

10.8
Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

10.9
Use of Singular and Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

10.10	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Note by such attachment for all purposes.

10.11	Inconsistencies. In the event of any inconsistencies between the terms of this Note and the terms of any of the other Loan Documents related to the Loan, the terms of the Loan Agreement shall prevail.

10.12
INTEGRATION; INTERPRETATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

10.13	INTEREST PROVISIONS.

(a)
Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits

LOAN NO. 1015580

Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)
Definitions. As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in

LOAN NO. 1015580

connection with the transaction evidenced by the Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

(c)
Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date appearing on the first page of this Note.

"BORROWER"

HINES GLOBAL REIT II 891 CORONADO LLC,
a Delaware limited liability company

By:    /s/ Janice E. Walker
Name:     Janice E. Walker
Title:     Authorized Agent

LOAN NO. 1015580

EXHIBIT A - INTEREST RATE AGREEMENT

Exhibit A to the Promissory Note (the "Note") made by HINES GLOBAL REIT II 891 CORONADO LLC, a Delaware limited liability company ("Borrower"), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, "Lender") dated as of January 29, 2016.
R E C I T A L S
Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under the Note. Borrower understands: (i) the process of exercising the fixed rate option as provided herein; (ii) that amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender's additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the Fixed Rate Price Adjustment as defined in Section 7 below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein or in the Note are defined and described as follows:
"Effective Rate" is the rate of interest calculated in accordance with that certain Section hereof entitled Effective Rate.
"Fixed Rate" is the rate of interest equal to the sum of: (a) the Spread, plus (b) the LIBO Rate, as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion.
"Fixed Rate Commencement Date" means the date upon which the Fixed Rate Period commences.
"Fixed Rate Period" is the period or periods of (a) one (1), three (3) or six (6) months; or (b) any other shorter period which ends at the Maturity Date, which periods are selected by Borrower and confirmed in the Interest Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date and any Interest Rate Notice electing a Fixed Rate Period that would extend beyond the Maturity Date shall be deemed to be a nullity and of no force or effect.
"Fixed Rate Portion" is the portion or portions of the principal balance of this Note which Borrower selects to have subject to a Fixed Rate, each of which is an amount: (a) equal to all or a portion of the unpaid principal balance of this Note not subject to a Fixed Rate; and (b) is not less than $1,000,000.00. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the Fixed Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the Fixed Rate Period selected.
"Interest Rate Notice" is a written notice in the form shown on Exhibit B attached to the Note which requests a Fixed Rate for a particular Fixed Rate Period and Fixed Rate Portion.
"LIBO Rate" is, for any Fixed Rate Portion, the rate of interest per annum determined by Lender on the basis of the rate for United States dollar deposits for delivery on the Fixed Rate Commencement Date or a Price Adjustment Date (as defined in Section 7 below), as appropriate, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate (or if not so reported, then as determined by Lender from another recognized source

LOAN NO. 1015580

or interbank quotation), for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period, or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate.
"One-Month LIBO Rate" is the rate of interest equal to the sum of: (a) the Spread, plus (b) the rate of interest per annum determined by Lender on the basis of the rate for United States dollar deposits, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, then in effect on any day (however, for any day not a Business Day, the immediately preceding Business Day) (or if not so reported, then as determined by Lender from another recognized source or interbank quotation) for purposes of calculating effective rates of interest for loans or obligations making reference thereto for a period of one (1) month.
"Regulatory Costs" are, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign governmental authority to the extent that they are attributable to Lender having entered into the Loan Documents or the performance of Lender's obligations thereunder, and which result in a reduction in Lender's rate of return from the Loan, Lender's rate of return on overall capital or any amount due and payable to Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Lender as a direct result of Lender's willful misconduct or gross negligence.
"Reserve Percentage" is at any time the percentage announced within Lender as the reserve percentage for the Loan under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities, as defined in Regulation D, from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.
"Spread" shall mean one and sixty one hundredths percent (1.60%).
"Taxes" as referred to herein, are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes and any U.S. federal withholding taxes imposed under FATCA) imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

2.	EFFECTIVE RATE. Provided no Default exists, the "Effective Rate" upon which interest shall be calculated for this Note shall be one or more of the following:

2.1
Portions Not at Fixed Rate. For those portions of the principal balance of this Note which are not Fixed Rate Portions, the Effective Rate shall be the One-Month LIBO Rate determined by Lender, reset daily.

2.2
Fixed Rate Portions. For those portions of the principal balance of this Note which are Fixed Rate Portions, the Effective Rate thereof shall be the Fixed Rate accepted by Borrower for the Fixed Rate Period selected by Borrower with respect to each Fixed Rate Portion and set in accordance with the provisions hereof.

3.
SELECTION OF FIXED RATE. Provided no Default exists under the Loan Documents, or would exist with passage of time or notice or both, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions:

LOAN NO. 1015580

3.1
Requests. Borrower shall deliver to the Minneapolis Loan Center, 608 2nd Ave. S., 11th Floor, MAC: N9303-110, Minneapolis, MN 55402, Attn: Disbursement Administrator, Ref: Loan No. 1015580, with a copy to Lender at Wells Fargo Bank, National Association, 1000 Louisiana Street, 16th Floor, MAC: T0002-167, Houston, TX 77002, Attn: Chris Garza, or such other addresses as Lender shall designate, an original or facsimile Interest Rate Notice no later than 9:00 A.M. (California time) for each Fixed Rate Portion. Any Interest Rate Notice pursuant to this Section is irrevocable.

Lender is authorized to rely upon the telephonic request and acceptance of Leah Isaacs (213-243-1273), Gordon Findlay (713-966-7651) and Janice Walker (713-966-7755), as Borrower's duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower's telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

3.2
Converting to Fixed Rate Portion. Borrower may, with a timely and complying Interest Rate Notice, elect (A) to convert all or a portion of the principal balance of this Note which is accruing interest at the One-Month LIBO Rate determined by Lender, reset daily, to a Fixed Rate Portion, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall, in the aggregate, be not less than $1,000,000.00. The conversion of a matured Fixed Rate Portion back to the One-Month LIBO Rate determined by Lender, reset daily, or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion. Each Interest Rate Notice shall specify (1) the amount of the Fixed Rate Portion, (2) the Fixed Rate Period, and (3) the Fixed Rate Commencement Date.

3.3
Fixed Rate Applicable to Fixed Rate Period. Upon receipt of an Interest Rate Notice in the proper form requesting a Fixed Rate for a Fixed Rate Portion advance under those certain Sections hereof entitled Written Requests and Converting to Fixed Rate Portion, Lender shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion. Each determination by Lender of the Fixed Rate shall be conclusive and binding upon Borrower and Lender in the absence of manifest error. Lender shall deliver to Borrower (by facsimile) an acknowledgment of receipt and confirmation of the Interest Rate Notice; provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Interest Rate Notice to Borrower shall not affect the validity of such rate.

3.4
Expiration of Fixed Rate Period. If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion in accordance with that certain Section hereof entitled Converting to Fixed Rate Portion, such Fixed Rate Portion shall automatically begin to accrue interest at the One-Month LIBO Rate determined by Lender, reset daily, upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.

4.
INTEREST RATE NOTICE. Borrower's selection of a Fixed Rate shall be delivered to Lender in the form of the Interest Rate Notice shown on Exhibit B attached to the Note. Lender shall confirm Borrower's request made pursuant to such Interest Rate Notice. Lender's failure to confirm Borrower's request made pursuant to the Interest Rate Notice shall not release Borrower from Borrower's obligation to pay interest at the Effective Rate pursuant to the terms hereof.

5.	LIMITATIONS ON RIGHT TO FIX RATE. Borrower shall not have the right to request or accept a new Fixed Rate quotation if five (5) Fixed Rate Portions are then subject to a Fixed Rate.

6.
TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Within thirty (30) days after Lender's written demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and the other Loan Documents, any and all Taxes

LOAN NO. 1015580

and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Any determination under this Section shall be made by Lender consistent with similarly situated customers of Lender under agreements having provisions similar to this Section after consideration of such factors as Lender reasonably determines to be relevant. Further, at Lender's option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall give Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. A certificate as to the amount of such Taxes and Regulatory Costs, submitted to Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error. If Lender receives a refund or credit of any Taxes with respect to which it has received a payment from Borrower hereunder, Lender shall promptly pay to Borrower the amount of such refund or credit.

7.
FIXED RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a Fixed Rate Portion during a Fixed Rate Period shall result in Lender's incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount ("Fixed Rate Price Adjustment") equal to the then present value of (a) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (b) the amount of interest that would accrue on the same Fixed Rate Portion for a period equal to the remainder of such Fixed Rate Period, as if the Fixed Rate were set on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the LIBO Rate quoted on the Price Adjustment Date. No Fixed Rate Price Adjustment shall be due or payable with respect to the prepayment of any portion of the principal amount of this Note bearing interest at the One-Month LIBO Rate.

By initialing this provision where indicated below, Borrower confirms that Lender's agreement to make the Loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.
BORROWER'S INITIALS: _JEW________

8.
PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating an Effective Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining an Effective Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating an Effective Rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

9.	MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires.

[Signature Page Follows]

LOAN NO. 1015580

This Exhibit is executed under seal concurrently with and as part of the Note referred to and described first above.
"BORROWER"

HINES GLOBAL REIT II 891 CORONADO LLC,
a Delaware limited liability company

By:    /s/ Janice E. Walker
Name:     Janice E. Walker
Title:     Authorized Agent

Borrower must also initial Section 7 above.

LOAN NO. 1015580

EXHIBIT B - INTEREST RATE NOTICE

TODAY'S DATE:		LOAN MATURITY DATE:	January 29, 2020
TO:	WELLS FARGO BANK, N.A. DISBURSEMENT AND OPERATIONS CENTER FAX # (866) 595-7869 ATTENTION: RATE OPTION DESK	LOAN ADMINISTRATOR:	Susan Lowe
		RELATIONSHIP MANAGER:	Chris Garza

BORROWER INTEREST RATE OPTION REQUEST
Rate Quote Line (888) 293-2362 x: 472 Use One Form Per Transaction

LOAN #:	1015580	BORROWER NAME:	Hines Global REIT II 891 CORONADO LLC

RATE SET DATE:	FIXED RATE COMMENCEMENT DATE:	(1350)
FIXED RATE PERIOD (TERM):	(i.e. 1, 3 months, as allowed per Note)

INDEX:	LIBO	RATE:	%	+	1.60%	=	___%	(1350)
		Quote			Spread		Applicable Rate

FIXED RATE PORTION EXPIRING ON:	$

1.	AMOUNT ROLLING OVER	$	FROM OBLGN#:

2.	ADD: AMT TRANSFERRED FROM ONE-MONTH LIBO RATE, RESET DAILY, PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
3.	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
4.	LESS: AMT TRANSFERRED TO ONE-MONTH LIBO RATE, RESET DAILY, PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	TOTAL FIXED RATE PORTION:	$

ADMINISTRATION FEE DUE:		N/A
CHARGE FEES TO DDA#:		YES, charge DDA		DDA#:
		NO, to be remitted

LOAN NO. 1015580

PLEASE REMIT FEE TO:

Wells Fargo Bank, National Association
Minneapolis Loan Center
608 2nd Ave. S.
11th Floor, MAC: N9303-110
Minneapolis, MN 55402
Attn: Disbursement Administrator
Ref: Loan No. 1015580